UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☑                                  Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

DNP Select Income Fund Inc.

Duff & Phelps Utility and Corporate Bond Trust Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

DNP SELECT INCOME FUND INC.

DUFF & PHELPS UTILITY AND CORPORATE BOND TRUST INC.

Meeting Date: May 10, 2012

Outbound Script

Good (morning, afternoon, evening) my name is (AGENT’S FULL NAME). May I please speak with (Mr. /Ms. / Mrs.) (SHAREHOLDER’S FULL NAME)? (Re-Greet If Necessary)

I am calling on a recorded line regarding a current investment with Duff & Phelps Funds. I wanted to confirm that you have received the proxy material for the shareholder meeting scheduled for May 10, 2012. Have you received the information? (Pause for response)

If “Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone. Your Board of Directors is recommending a vote in favor. Would you like to vote along with the Board’s Recommendation? (Pause for response)

If “No” or negative response:

I would be happy to review the meeting agenda and record your vote by phone. However, the Board of Directors is recommending a vote in favor. Would you like to vote along with the Board’s Recommendation? (Pause for response)

If proposal review requested:

I would be happy to review the meeting agenda and record your vote by phone.

(Review Proposals)

(After Review) The Board of Directors is recommending a vote in favor on all proposals. Would you like to vote along with the Board’s Recommendation? (Pause for response)

*Confirmation (after voting preference is received):

Would you like to vote all of your accounts with Duff & Phelps Funds in the same manner? (Pause for response)

I am recording your (in favor/against/abstain) vote.

For confirmation purposes:

•	Please state your full name. (Pause)

•	According to our records, you reside in (city, state, zip code). (Pause)

•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of your voting instructions within 3 to 5 business days. Once you receive your confirmation, if you have any questions, feel free to contact us at the toll free number listed on the confirmation. Mr. /Ms.             , your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening).

Machine Script

Good Morning/Afternoon/Evening. This message is for Mr. /Mrs.             .

I am calling on behalf of your investment with Duff & Phelps Funds.

The annual meeting of shareholders is scheduled to take place on May 10, 2012, and your vote has not been registered.

Please contact us at your earliest convenience at 1-800-357-9212 between the hours of 9:00am and 10:00pm Eastern Standard Time.

Your vote is very important. Thank you and have a Good Day/Evening.

Inbound Script

Thank you for calling the Duff & Phelps Funds Proxy Voting Line. My name is                                          and this call is being recorded. How can I help you? (Pause for response)

The materials you received are regarding the Annual Meeting of Shareholders scheduled for May 10, 2012.

Can I please have the last name and zip code on the materials to better assist you?

•	ACCESS ACCOUNT USING LAST NAME AND ZIP CODE OR ANY MEANS OF ACCESSING ACCOUNT

•	VERIFY FULL NAME ON ACCOUNT

Our records indicate that there is no vote registered for your positions. There are proposals I can go over with you, however, your Board is recommending a vote In Favor on all proposals.

Would you like to vote along with the Boards Recommendation? (Pause for response)

Would you like to vote all of your accounts with the Duff & Phelps Funds in the same manner? (Pause for response)

Confirmation – I am recording your (in favor/against/abstain) vote.

For confirmation purposes:

•	Please state your full name. (Pause for response)

•	According to our records, you reside in (city, state, zip code). (Pause for response)

•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause for response)

Thank you. You will receive written confirmation of your voting instructions within 3 to 5 business days. Once you receive your confirmation, if you have any questions, feel free to contact us at the toll free number listed on the confirmation. Mr. / Mrs. / Ms.             , your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening).